UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01	Other Events.

The record date for the previously-announced non-transferable rights offering of Vince Holding Corp. (the “Company”) will be August 14, 2017. The rights offering is expected to commence on or about August 15, 2017 and expire on or about August 31, 2017, subject to the effectiveness of the registration statement related to the rights offering and provided the rights offering may be extended by the Company.

On August 4, 2017, the Company mailed to its stockholders of record on August 3, 2017 a notice of the rights offering record date in accordance with the rules of the New York Stock Exchange.  Such notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Notice of the Company to its stockholders relating to the rights offering record date, dated August 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: August 4, 2017	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Notice of the Company to its stockholders relating to the rights offering record date, dated August 4, 2017.